Exhibit 99.1

Biodesix Announces First Quarter 2026 Results and Highlights

Delivered $25.6 million in revenue representing 42% growth in Q1 2026;

Achieved 84% gross margin in Q1 2026;

Increased FY 2026 Revenue Guidance to $108-114 million, mid-point reflects 25% growth;

Conference Call and Webcast Today at 4:30 p.m. ET

LOUISVILLE, CO, May 4, 2026 – Biodesix, Inc. (Nasdaq: BDSX), a leading diagnostic solutions company, today announced its financial and operating results for the first quarter ended March 31, 2026.

"Biodesix delivered exceptional first quarter results that reflect strong momentum across both our Diagnostic Testing and our Development Services business,” said Scott Hutton, Chief Executive Officer. “Test volumes grew 29%, Development Services revenue doubled, and average revenue per test increased through expanded payer coverage and improved revenue cycle management, driving total revenue growth of 42% year over year. We were also recognized as a Top Workplace for the third consecutive year, reinforcing that our culture is not aspirational, its operational. Our first quarter results reflect a disciplined culture of execution in service to our partners, healthcare providers, and the patients they serve. With strong performance across both business lines and continued operational leverage, we are raising our full‑year 2026 guidance and remain on a clear path toward profitability."

Business and Financial Highlights for the First Quarter 2026

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Diagnostic Testing revenue was $22.3 million in the first quarter, representing 37% year-over-year growth, driven by a 29% increase in test volumes to 17,800 and higher average revenue per test. The improvement in average revenue per test was primarily attributable to expanded payer coverage and enhancements to revenue cycle management;
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Development Services revenue of $3.3 million in the first quarter 2026, representing a 99% increase year over year, driven by continued execution on existing contracts and the addition of new Development Services agreements;
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Total revenue of $25.6 million in the first quarter 2026, an increase of 42% over the respective prior year comparable period;
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Gross margin was 84% in the first quarter, including a one‑time recovery of $0.4 million related to previously paid sales and use taxes. Excluding this one‑time item, gross margin was 82%, representing a 300‑basis‑point improvement over the prior‑year period. Margin expansion was driven by higher Diagnostic Testing volumes, improved average revenue per test, and continued optimization of laboratory workflows, resulting in a lower cost per test;
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Operating expenses (excluding direct costs and expenses) of $27.6 million for the first quarter 2026, an increase of 18% over the respective prior year comparable period. Sales, marketing, and general administrative investment increased 19% to support the 42% revenue growth delivered in the first quarter. The Company expects continued operating leverage as our expanded sales team advances along the productivity curve and converts growing experience into sustained performance.
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Includes non-cash stock compensation expense of $1.1 million during the first quarter 2026, an increase of 15% over the respective prior year comparable period;
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Net loss of $7.8 million for the first quarter 2026, an improvement of 30% over the respective prior year comparable period;

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Adjusted EBITDA was a loss of $4.1 million in Q1 2026, 35% improvement from Q1 2025;
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Cash and cash equivalents of $25.6 million, an increase of 35% over the period ending December 31, 2025. Change in cash included $16.8 million of at-the-market net proceeds, partially offset by the planned cash outflows that occur annually during the first quarter of the year.

2026 Financial Outlook

For full year 2026, the Company expects total revenue of $108–114 million, with the midpoint representing approximately 25% growth over 2025. Biodesix expects continued progress toward achieving and maintaining Adjusted EBITDA profitability, driven by increasing sales productivity, expanded clinical evidence supporting the Nodify Lung tests, growth in the Development Services pipeline, and demonstrated operating leverage.

Metric	Prior FY 2026 Guidance	Updated FY 2026 Guidance
Total Revenue	$106-112M (mid-point is 23% growth)	$108-114M (raised midpoint reflects 25% growth)
Gross Margin	Maintain ~80%	Maintain ~80%
Adj. EBITDA	Continued improvement on path to profitability	Continued improvement on path to profitability

Conference call and webcast information

Listeners can register for the webcast via this link. Analysts who wish to participate in the question-and-answer session should access the live call by dialing (800) 715-9871 (domestic) or +1 (646) 307-1963 (international) and enter the passcode 2430172. A replay of the webcast will be available via the Company’s investor website approximately two hours after the call’s conclusion. Participants are advised to join 15 minutes prior to the start time.

For a full list of Biodesix press releases and webinars, please visit biodesix.com.

About Biodesix

Biodesix is a leading diagnostic solutions company, driven to improve clinical care and outcomes for patients. Biodesix Diagnostic Tests, including the Nodify Lung® Nodule Risk Assessment test and the IQLung® Cancer Treatment Guidance test, support clinical decisions to expedite personalized care and improve outcomes for patients with lung disease. Biodesix Development Services enable the world’s leading biopharmaceutical, life sciences, and research institutions with scientific, technological, and operational capabilities that fuel the development of diagnostic tests, tools, and therapeutics. For more information, visit biodesix.com.

Trademarks: Biodesix, Biodesix Logo, Nodify Lung, and IQLung are trademarks or registered trademarks of Biodesix, Inc.

Use of Non-GAAP Financial Measure

Biodesix reported results are presented in accordance with generally accepted accounting principles in the United States (GAAP). Biodesix has provided in this press release financial information that has not been prepared in accordance with GAAP. Biodesix uses the non-GAAP financial measure, Adjusted EBITDA, internally in analyzing its financial results and believes that use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Biodesix financial results with other companies in its industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Biodesix financial statements prepared in accordance with GAAP. A reconciliation of Biodesix historical non-GAAP financial measure to the most directly comparable GAAP measure has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Adjusted EBITDA is a key performance measure that our management uses to assess our financial performance and is also used for internal planning and forecasting purposes. We believe that this non-GAAP financial measure is useful to investors and other interested parties in analyzing our financial performance because it provides a comparable overview of our operations across historical periods. In addition, we believe that providing Adjusted EBITDA, together with a reconciliation of Net loss to Adjusted EBITDA, helps investors make comparisons between our Company and other companies that may have different capital structures, different tax rates, and/or different forms of employee compensation.

Adjusted EBITDA is used by our management team as an additional measure of our performance for purposes of business decision-making, including managing expenditures. Period-to-period comparisons of Adjusted EBITDA help our management identify additional trends in our financial results that may not be shown solely by period-to-period comparisons of Net loss or Loss from operations. Our management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items and may not be directly comparable to similarly titled metrics used by other companies.

We calculate Adjusted EBITDA as Net loss adjusted to exclude interest, income tax expense, if any, depreciation and amortization, share-based compensation expense, loss on debt extinguishments, net, change in fair value of warrant liabilities, net, other income, net, and other non-recurring items. Non-recurring items are excluded as they are not representative of our underlying operating performance. Adjusted EBITDA should be viewed as a measure of operating performance that is a supplement to, and not a substitute for Loss from operations, Net loss, and other GAAP measures.

Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” “opportunity,” “goals,” or “should,” and similar expressions are intended to identify forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors. Biodesix has based these forward-looking statements largely on its current expectations and projections about future events and trends. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions. Forward-looking statements may include information concerning possible or assumed future results of operations, including descriptions of our revenues, profitability, outlook, and overall business strategy, the timing and assumptions regarding collection of revenues on projections, availability of funds and future capital, the anticipated impact and benefits of new clinical data, reimbursement coverage and research partnerships, the impact of enhanced U.S. tariffs, import/export restrictions or other trade barriers on the company and its operations and financial performance. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Other factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of our most recent Annual Report on Form 10-K, filed February 26, 2026, or subsequent Quarterly Reports on Form 10-Q during 2026, as applicable. Biodesix undertakes no obligation to revise or publicly release the results of any revision to such forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contacts:

Media:

Natalie St. Denis

natalie.stdenis@biodesix.com

(720) 925-9285

Investors:

Chris Brinzey

chris.brinzey@icrhealthcare.com

(339) 970-2843

Biodesix, Inc.

Condensed Balance Sheets (unaudited)

(in thousands, except share data)

	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$25,572	$18,987
Accounts receivable, net of allowance for credit losses of $71 and $62	9,500	9,036
Other current assets	5,840	4,495
Total current assets	40,912	32,518
Non‑current assets
Property and equipment, net	24,192	24,817
Intangible assets, net	3,451	3,883
Operating lease right-of-use assets	3,188	2,997
Goodwill	15,031	15,031
Other long-term assets	7,863	8,230
Total non‑current assets	53,725	54,958
Total assets	$94,637	$87,476

Liabilities and Stockholders' Equity (Deficit)
Current liabilities
Accounts payable	$3,651	$3,080
Accrued liabilities	8,234	11,033
Deferred revenue	223	961
Current portion of operating lease liabilities	1,452	1,364
Current portion of notes payable	2	6
Other current liabilities	927	992
Total current liabilities	14,489	17,436
Non‑current liabilities
Long‑term notes payable, net of current portion	46,487	47,445
Long-term operating lease liabilities	23,669	24,039
Other long-term liabilities	860	1,021
Total non‑current liabilities	71,016	72,505
Total liabilities	85,505	89,941
Commitments and contingencies
Stockholders’ equity (deficit)
Preferred stock, $0.001 par value, 5,000,000 authorized; 0 (2026 and 2025) issued and outstanding	—	—
Common stock, $0.001 par value, 200,000,000 authorized; 10,107,219 (2026) and 8,253,053 (2025) shares issued and outstanding	10	8
Additional paid‑in capital	514,677	495,289
Accumulated deficit	(505,555)	(497,762)
Total stockholders’ equity (deficit)	9,132	(2,465)
Total liabilities and stockholders’ equity (deficit)	$94,637	$87,476

Biodesix, Inc.

Condensed Statements of Operations (unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
Revenues
Diagnostic Tests	$22,291	$16,316
Development Services	3,264	1,642
Total revenues	25,555	17,958
Direct costs and expenses	4,205	3,703
Research and development	3,285	2,870
Sales, marketing, general and administrative	24,261	20,448
Impairment loss on intangible assets	5	73
Total operating expenses	31,756	27,094
Loss from operations	(6,201)	(9,136)
Other (expense) income:
Interest expense	(1,977)	(1,685)
Change in fair value of warrant liability, net	—	(378)
Other income, net	385	98
Total other expense	(1,592)	(1,965)

Net loss	$(7,793)	$(11,101)
Net loss per share, basic and diluted	$(0.81)	$(1.52)
Weighted-average shares outstanding, basic and diluted	9,656	7,300

Biodesix, Inc.

Reconciliation of Net Loss to Adjusted EBITDA (unaudited)

(in thousands)

	Three Months Ended March 31,
	2026	2025
Net loss	$(7,793)	$(11,101)
Interest expense	1,977	1,685
Depreciation and amortization	1,396	1,440
Share-based compensation expense	1,115	972
Change in fair value of warrant liability, net	—	378
Other (income) expense, net	(749)	430
Adjusted EBITDA	$(4,054)	$(6,196)